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                               LOAN SERVICING AGREEMENT

                                    BY AND BETWEEN

               SOUTHERN CALIFORNIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                                      "INVESTOR"

                                         and

                          TEMPLE-INLAND MORTGAGE CORPORATION
                                      "SERVICER"

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                               LOAN SERVICING AGREEMENT
                                 ____________________

This Loan Servicing Agreement (the "Servicing Agreement") is dated as of the 31st day of March, 1997 for references purposes only, and is effective on the Closing Date, by and between TEMPLE-INLAND MORTGAGE CORPORATION, a Nevada corporation located at 1300 S. Mopac, Austin, Texas 78746 ("SERVICER"), and SOUTHERN CALIFORNIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a federal savings bank whose primary place of business is located at 5900 Wilshire Boulevard, Los Angeles, CA ("INVESTOR").

WHEREAS INVESTOR and SERVICER have entered into a Mortgage Servicing Purchase and Sale Agreement dated as of March 31, 1997 (the "Sale Agreement") pursuant to which SERVICER agreed to purchase from INVESTOR and INVESTOR agreed to sell to SERVICER the Servicing;

WHEREAS the Parties desire to provide the mechanics under which SERVICER will service the Mortgage Loans for INVESTOR and the rights and remedies of the parties in connection therewith;

NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE ONE
                                 ____________________

                                     Definitions

         For purposes of this Servicing Agreement the following capitalized terms shall have the respective meanings set forth below. All terms used in this Servicing Agreement and defined in the Sale Agreement shall, unless otherwise defined herein, be understood to have the meanings ascribed to them in the Sale Agreement.

         Adjustable Rate Mortgage Loan: Any individual Mortgage Loan whose Servicing was purchased pursuant to the Sale Agreement whose Mortgage Note contains a provision whereby the interest rate on such Mortgage Loan provides for a potential periodic change in the Mortgage Interest Rate which the Mortgagor is obligated to pay and is adjusted based upon an Index.

         Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan or (ii) the purchase price of the Mortgaged Property at the time of origination of the Mortgage Loan.

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         Balloon Mortgage Loan:  Any individual Mortgage Loan whose Servicing was purchased pursuant to the Sale Agreement wherein the Mortgage Note matures prior to full amortization.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of California or the state in which SERVICER's servicing operations are located, are authorized or obligated by law or executive order to be closed.

         Servicer: Temple-Inland Mortgage Corporation or its successor in interest or any successor under this Servicing Agreement appointed as herein provided.

         Cash Liquidation: Recovery of all cash proceeds by SERVICER with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which SERVICER deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

         Closing Date: The date on which SERVICER begins the Servicing, and INVESTOR ceases the Servicing. The Closing Date shall be June 1, 1997.

         Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

         Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan whose Servicing was purchased pursuant to this Servicing Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan in accordance with the terms of the related Mortgage Note.

         Custodial Account: The separate account or accounts created and maintained pursuant to this Servicing Agreement with respect to a Mortgage Loan into which various funds received by the SERVICER shall be deposited. Such funds shall include principal and interest payment collections, payoff proceeds collected, and various other amounts as described in Section 2.4 herein. Each Custodial Account shall be an Eligible Account.

         Cut off Date:  The last Business Day of each calendar month.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor's

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Ratings Group in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are as fully insured as permitted by the FDIC, (iii) maintained in a parent, affiliate or subsidiary of SERVICER provided that such account satisfies the requirements of (i) or
(ii) above or (iv) maintained with a Bank specifically approved in writing by INVESTOR.

         Escrow Account: The separate trust account or accounts created and maintained pursuant to this Servicing Agreement with respect to a Mortgage Loan into which Escrow Payments shall be deposited and from which related disbursements shall be made as provided by Section 3.6 and 3.7 herein. Each Escrow Account shall be an Eligible Account.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 5.1 of this Servicing Agreement.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation or any successor organization.

         Fidelity Bond: A fidelity bond to be maintained by SERVICER pursuant to Section 2.12 of this Servicing Agreement.

         Fixed Rate Mortgage Loan: Any individual Mortgage Loan whose Servicing was purchased pursuant to the Sale Agreement wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

         FNMA: The Federal National Mortgage Association or any successor organization.

         Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

         Servicing Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

         HUD: The Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof.

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         Index:  With respect to any Adjustable Rate Mortgage Loan, Index means that rate per annum provided for in the Mortgage Note, which when added with the Gross Margin on such Mortgage Loan will determine the new Mortgage Interest Rate on an Adjustable Rate Mortgage Loan.

         Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

         Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

         Lifetime Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate shall not be adjusted as provided for in the Mortgage Note.

         Liquidation Proceeds: Amounts, other than Primary Mortgage Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by SERVICER in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 2.13 of this Servicing Agreement.

         Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property as of the date of determination.

         Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien upon a leasehold estate of the Mortgagor, as the case may be.

         Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit "D" attached to the Sale Agreement, and any additional documents required to be added to the Mortgage File pursuant to this Servicing Agreement which Mortgage File may be maintained by SERVICER on microfilm or image.

         Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance premium and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap.

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         Mortgage Loan:  An individual Convertible or Non-Convertible,
Balloon, Adjustable Rate or Fixed Rate Mortgage Loan whose Servicing was purchased by SERVICER pursuant to the Sale Agreement or which may be purchased by SERVICER from INVESTOR after the Closing Date and which will be serviced by SERVICER pursuant to this Servicing Agreement, each such Mortgage Loan subject to this Servicing Agreement being identified on the attached Mortgage Loan Schedule (Addendum 2), which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Cash Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Primary Mortgage Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. Addendum 2 attached hereto may be amended from time to time to add additional Mortgage Loans whose Servicing has been purchased by mutual agreement by SERVICER from INVESTOR after the Closing Date.

         Mortgage Loan Documents: The following documents pertaining to any Mortgage Loan:

    (a)  The original Mortgage Note bearing all intervening endorsements.

    (b) The original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, INVESTOR has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, INVESTOR shall deliver or cause to be delivered to the SERVICER or the SERVICER's designee, (a) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by INVESTOR to be a true and complete copy of the original recorded Mortgage and (b) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

    (c) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any.

    (d) The originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, INVESTOR shall deliver or cause to be delivered to the SERVICER or the SERVICER's designee (a) in the case of a delay caused by the public recording office, a copy of such intervening assignment of mortgage certified by INVESTOR to be a true and complete copy of the original recorded intervening assignment of mortgage and (b) in the case where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost

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    after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

    (e) The original mortgagee title insurance policy; if the policy has not yet been issued, such title insurance policy shall be delivered to the SERVICER or its designee promptly upon receipt thereof by INVESTOR.

         Mortgage Loan Investor Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the INVESTOR on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee.

         Mortgage Loan Schedule: The schedule of Mortgage Loans provided by INVESTOR to the SERVICER and attached to this Servicing Agreement as Addendum 2.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

         Mortgagor:  The obligor on a Mortgage Note.

         Non-Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which does not contain a provision whereby the Mortgagor may convert the Mortgage Loan to a Fixed Rate Mortgage Loan.

         Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of SERVICER, and delivered to the INVESTOR.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the INVESTOR.

         Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the Primary Mortgage Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the terms of the applicable Mortgage and procedures that SERVICER would follow in servicing mortgage loans held for its own account.

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         Payment Adjustment Date:  As to each Mortgage Loan, the date on which an adjustment to the Monthly Payment on a Mortgage Note becomes effective.

         Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Adjustment Date above the Mortgage Interest Rate previously in effect.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

         Primary Mortgage Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC.

         Remittance Date: The eighteenth (18th) day of the month following each Cutoff Date, or if the eighteenth (18th) is not a Business Day, than the first Business Day following the eighteenth (18th) day of the month following each Cutoff Date.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by SERVICER of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, and (ii) any enforcement or judicial proceedings to protect Mortgagee's interest in the Mortgaged Property, including foreclosures.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the INVESTOR shall pay to SERVICER, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the INVESTOR to pay the Servicing Fee is limited to, and the Servicing Fee is payable

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solely from, the interest portion of such Monthly Payment actually collected by SERVICER, or as otherwise provided under Section 3 hereof.

         Servicing Fee Rate: With respect to each transaction contemplated herein and unless otherwise provided to the contrary, (i) for an Adjustable Rate Mortgage Loan, 0.375% per annum and (ii) for all other Mortgage Loans including Fixed Rate Mortgage Loans and Balloon Mortgage Loans, 0.25% per annum.

         Servicing File: With respect to each Mortgage Loan, the file maintained by SERVICER consisting of the items described on Exhibit "C" attached to the Sale Agreement.

         Servicing Guide: INVESTOR's written servicing guide which sets forth the procedures INVESTOR requires for the servicing of Mortgage Loans owned by INVESTOR, as same may be amended from time to time.

         Servicing Officer: Any officer of SERVICER involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by SERVICER to the INVESTOR upon request, as such list may from time to time be amended.

         Stated Principal Balance: With respect to each Mortgage Loan as of any date of determination: the unpaid principal balance of the Mortgage Loan.

         Termination Fee: The amount paid to SERVICER by the INVESTOR in the event of INVESTOR's termination of SERVICER without cause, as servicer. Such fee shall equal 1.10% (the "Termination Fee Percentage") of the then current unpaid principal balance of the Mortgage Loans for the first seven (7) years from the Closing Date and thereafter the Termination Fee Percentage shall be 1.0%.

         Updated Loan-to-Value Ratio: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the value of the related Mortgaged Property as determined by a recent appraisal of the Mortgaged Property. Such appraisal shall be in a form acceptable to FNMA and FHLMC.

                                     ARTICLE TWO
                                 ____________________

                                 Servicing Procedures

         This section of the Servicing Agreement specifies the procedures that are to be used by SERVICER in connection with the administration and servicing of the Mortgage Loans.

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         Section 2.1    SERVICER to Act as Servicer. SERVICER, as independent
contract servicer, shall service and administer the Mortgage Loans on the Mortgage Loan Schedule in accordance with the terms of this Servicing Agreement and the Servicing Guide, unless otherwise provided herein, shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which SERVICER may deem necessary or desirable and consistent with the terms of this Servicing Agreement and the Servicing Guide. In the event of any conflict between the procedures set forth in the Servicing Guide and the terms of this Servicing Agreement relating to the SERVICER's servicing of the Mortgage Loans, the provisions of the Servicing Agreement shall control.

         Consistent with the terms of this Servicing Agreement and the Servicing Guide, SERVICER may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of compliance with any such term or in any manner grant indulgence to any Mortgagor if in SERVICER's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the INVESTOR; provided, however, that SERVICER shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the INVESTOR's prior written consent and any such waiver, modifications postponement or indulgence shall be in writing signed by the Mortgagor and Mortgagee as applicable. Subject to the provisions in the Servicing Guide on forbearances, SERVICER may permit forbearance or allow for suspension of Monthly Payments in either case if the Mortgagor is in default or SERVICER determines in its reasonable discretion that default is imminent and if SERVICER determines that granting such forbearance or suspension is in the best interest of the INVESTOR. Without limiting the generality of the foregoing, SERVICER shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the INVESTOR, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to and in accordance with the terms of the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by SERVICER, the INVESTOR shall furnish SERVICER with any powers of attorney and other documents necessary or appropriate to enable SERVICER to carry out its servicing and administrative duties under this Servicing Agreement.

         In servicing and administering the Mortgage Loans, SERVICER shall comply with all applicable laws and regulations and shall employ procedures including collection procedures and exercise the same care as is required by FNMA and FHLMC on loans serviced for them, and that are customarily employed and exercised by SERVICER in servicing and administering mortgage loans for its own account.

         The Servicing File maintained by SERVICER pursuant to this Servicing Agreement shall be appropriately identified in SERVICER's computer system to clearly reflect the ownership of the related Mortgage Loan by INVESTOR. SERVICER shall

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release from its custody the contents of any Servicing File maintained by it only in accordance with the terms of this Servicing Agreement.

         Section 2.2 Collection of Mortgage Loan Payments. Continuously from the Closing Date until the principal and interest on all Mortgage Loans on the Mortgage Loan Schedule are paid in full, SERVICER will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans held for its own account or serviced by SERVICER for FNMA and FHLMC.

         Section 2.3 Realization Upon Defaulted Mortgage Loans. SERVICER shall use its best efforts, consistent with the procedures that SERVICER would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 2.1. SERVICER shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the INVESTOR, taking into account, among other things, the timing of foreclosure proceedings. SERVICER shall notify the INVESTOR in writing of the commencement of foreclosure proceedings. SERVICER shall obtain INVESTOR's prior written consent before accepting any deed-in-lieu of foreclosure and shall follow INVESTOR's bidding instructions set forth in the Servicing Guide. Such notice may be contained in the reports prepared by SERVICER and delivered to INVESTOR pursuant to the terms and conditions of this Servicing Agreement. In such connection, SERVICER shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement from the INVESTOR as set forth in this Agreement.

         Notwithstanding anything to the contrary in the Sale Agreement, INVESTOR, in its sole discretion, shall have the right to direct SERVICER to transfer back to INVESTOR the Servicing associated with any Mortgage Loan which is ninety-one (91) days or more delinquent at any time after the 90th day of delinquency. Upon receipt of such written direction from INVESTOR, SERVICER shall promptly transfer the Servicing for any such Mortgage Loan back to INVESTOR at no cost to INVESTOR in accordance with INVESTOR's reasonable directions, and in accordance with all regulatory requirements. In the event INVESTOR thereafter transfers the Servicing for such Mortgage Loan back to SERVICER, SERVICER shall have no obligation at that time to pay to INVESTOR a purchase price for the Servicing for such Mortgage Loan.

         Section 2.4 Establishment of Custodial Accounts; Deposits in Custodial Accounts. SERVICER shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible

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Accounts. Written evidence of the creation of such Custodial Account(s) shall be provided to the INVESTOR by SERVICER upon the request of the INVESTOR.

         SERVICER shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Closing Date:

         (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee;

         (iii)     all proceeds from a Cash Liquidation;

         (iv) all Primary Mortgage Insurance Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 2.8,
2.10 and 2.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the terms of the Mortgage, SERVICER's normal servicing procedures, and applicable law;

         (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the terms of the mortgage or applicable law;

         (vi) any amounts required to be deposited in the Custodial Account pursuant to Section 2.1, 2.14, 2.16 or 2.17.

         The foregoing requirements for deposit in the Custodial Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 2.16, need not be deposited by SERVICER in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of SERVICER and SERVICER shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.5(iii).

         Section 2.5 Permitted Withdrawals From the Custodial Account. SERVICER may, from time to time, withdraw from the Custodial Account for the following purposes:

         (i) to make payments to the INVESTOR in the amounts and in the manner provided for in Section 3.1;

         (ii) to pay to itself as servicing compensation any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date);

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         (iii) to reimburse itself for any amounts deposited in the Custodial
Account in error and not consistent with the terms of this Servicing
Agreement;

         (iv) to reimburse itself for unreimbursed Servicing Advances with respect to any Mortgage Loan for which the Servicing is either transferred back to INVESTOR pursuant to Section 2.3 or Section 2.13.

         Section 2.6 Establishment of Escrow Accounts; Deposits in Escrow Accounts. SERVICER shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts. Written evidence of the creation of such Escrow Account(s) shall be provided to the INVESTOR by SERVICER upon the request of the INVESTOR.

         SERVICER shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Servicing Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property in accordance with the terms of the applicable Mortgage. SERVICER shall make withdrawals therefrom only to effect such payments as are required under this Servicing Agreement, and for such other purposes in accordance with Section 2.8. SERVICER shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, SERVICER shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 2.7 Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account may be made by SERVICER (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items all in accordance with the terms of the Mortgage Loans, (ii) to reimburse SERVICER for any Servicing Advance made by SERVICER with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder if and only to the extent permitted by applicable law, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Servicing Agreement, (v) for application to restoration or repair of the Mortgaged Property all in accordance with the terms of the Mortgage Loans, (vi) to pay to SERVICER, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Servicing Agreement. As part of its servicing duties, SERVICER shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow

Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 2.8 Payment of Taxes, Insurance and Other Charges; Maintenance of Pool Insurance Certificate and Primary Mortgage Insurance Policies; Collections Thereunder. With respect to each Mortgage Loan, SERVICER shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by SERVICER in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, SERVICER shall determine that any such payments are made by the Mortgagor at the time they first become due except as otherwise set forth in the Servicing Guide. For all Mortgage Loans that have Escrow Payments, SERVICER assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. SERVICER shall be responsible for any late charges or tax penalties incurred due to its failure to timely pay such bills as provided for herein.

         SERVICER will maintain in full force and effect, each Primary Mortgage Insurance Policy in effect on the Closing Date,provided that the insurer under such Primary Mortgage Insurance Policy remains in business. Such coverage will be maintained until the Loan-to-Value Ratio or the Updated Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%. SERVICER will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Servicing Agreement unless a replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is obtained from and maintained with an insurer that is FNMA or FHLMC approved. SERVICER shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of SERVICER would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 2.16, SERVICER shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, SERVICER shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

         No mortgage pool insurance policy is in effect as of the Closing Date and SERVICER shall not be required to take into consideration the existence of any such policy for the purposes of performing its servicing obligations hereunder, notwithstanding anything else contained in this Servicing Agreement to the contrary. If the INVESTOR shall at any time after the related Closing Date notify SERVICER in writing of its desire to obtain any such pool policy, the SERVICER and INVESTOR shall thereafter negotiate in good faith for the procurement and servicing of such policy.

         Section 2.9 Transfer of Accounts. SERVICER may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time provided that such Custodial Account and Escrow Account shall at all times be Eligible Accounts.

         Section 2.10 Maintenance of Hazard Insurance. SERVICER shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan or (ii) the greater of
(a) the unpaid principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. SERVICER shall follow the procedures set forth in the Servicing Guide for force ordering such insurance if necessary. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, SERVICER will cause to be maintained a flood insurance policy meeting the requirements of the current Servicing Guide Lines of the Federal Insurance Administration (or any successor thereto) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended; provided that such coverage shall comply with applicable laws and regulations. Any amounts collected by SERVICER under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property , or released to the Mortgagor in accordance with the terms of the Mortgage, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.5. It is understood and agreed that no earthquake or other additional insurance need be required by SERVICER or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to INVESTOR and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to SERVICER. SERVICER shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that SERVICER shall not accept any such insurance policies from insurance companies unless such companies are acceptable to FNMA or FHLMC and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 2.11   Intentionally Omitted

         Section 2.12 Fidelity Bond; Errors and Omissions Insurance. SERVICER shall maintain, at its own expense without reimbursement from INVESTOR, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan, including all Servicing Officers. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure SERVICER against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure SERVICER against losses in connection with the failure to maintain any insurance policies and any failure to pay taxes before the Mortgaged Property shall be subject to tax sale by the applicable Tax Collector required pursuant to this Servicing Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve SERVICER from its duties and obligations as set forth in this Servicing Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Agreement or by FHLMC in the FHLMC Sellers' and Servicers' Servicing Agreement. Upon request of the INVESTOR, SERVICER shall cause to be delivered to the INVESTOR a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety. SERVICER shall notify the INVESTOR within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

         Section 2.13 Title, Management and Disposition of REO Property. In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of INVESTOR and the Servicing with respect to such Mortgage Loan shall be transferred to INVESTOR effective upon such foreclosure, in which event SERVICER shall notify INVESTOR in writing within two (2) Business Days of the completion of the foreclosure and shall deliver to INVESTOR (i) the "FHLMC package" (which shall include the trustee's deed or certificate of sale) within ten (10) days of the foreclosure, (ii) the completed and filed claim under the Primary Mortgage Insurance Policy within fifteen (15) days of foreclosure and (iii) the remainder of the Mortgage Loan file within thirty
(30) days of foreclosure. Upon such foreclosure, SERVICER shall have no further rights or obligations with respect to such Mortgage Loan.

         Section 2.14 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, SERVICER shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, the same index will be used with respect to each Mortgage

Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. SERVICER shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the related adjustments to the interest rate and payment thereon. SERVICER shall promptly upon written request thereof, deliver to the INVESTOR such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by SERVICER or the INVESTOR that SERVICER has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, SERVICER shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the INVESTOR thereby without reimbursement therefor and shall indemnify and hold INVESTOR harmless from and against any claims, losses, liability, damages and expenses (including attorneys' fees) related to such failure to properly adjust the Mortgage Interest Rate or Monthly Payment. In the event of such failure to properly adjust the Mortgage Interest Rate or Monthly Payment and SERVICER remits to INVESTOR interest in excess of the amount due INVESTOR, INVESTOR shall upon SERVICER's demand, return to SERVICER such excess interest.

         Section 2.15 Notification of Maturity Date. With respect to each Balloon Mortgage Loan, SERVICER shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.

         Section 2.16 Assumption Agreements. SERVICER will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), subject to INVESTOR's prior approval, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that SERVICER shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If SERVICER reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, SERVICER will negotiate an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Such assumption agreement shall be signed by the Mortgagor and the INVESTOR. Where an assumption is allowed pursuant to this Section 2.16, SERVICER, with the prior written consent of the primary mortgage insurer, if any, and SERVICER is authorized to negotiate a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement and shall be executed by Mortgagor and INVESTOR. In connection with any such assumption or substitution of liability, SERVICER shall follow the underwriting practices and procedures employed by INVESTOR for mortgage loans serviced by INVESTOR for its own account as set forth in the Servicing Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. SERVICER shall notify the INVESTOR that any such substitution of liability or assumption agreement has been negotiated by forwarding to the INVESTOR or its designee the original of any such substitution of liability or assumption agreement for INVESTOR's execution, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. SERVICER shall only collect and retain such assumption fees as are permitted by the terms of the Mortgage Loan Documents and applicable law.

         Notwithstanding the foregoing paragraphs of this Section or any other provision of this Servicing Agreement, SERVICER shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which SERVICER may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 2.16, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 2.17 Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, SERVICER shall request delivery to it of the portion of the Mortgage File held by the INVESTOR, if necessary. Upon receipt of such notice and request, the INVESTOR or its designee shall within five (5) Business Days release or cause to be released the related Mortgage Loan Documents to SERVICER and SERVICER shall prepare and process any satisfaction or release and record the same within the time period required by law. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or reimbursable to SERVICER. SERVICER shall collect from the Mortgagor any applicable prepayment penalties and deposit same in the Custodial Account for the benefit of INVESTOR.

         In the event SERVICER satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the INVESTOR may have under the mortgage instruments, SERVICER, upon written demand, shall remit to the INVESTOR the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account and release same to INVESTOR on the next Remittance Date. SERVICER shall maintain the Fidelity Bond insuring SERVICER against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         From time to time and as appropriate for the service or foreclosure of a Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy, the INVESTOR shall, upon request of SERVICER and delivery to the

INVESTOR or INVESTOR's designee of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the INVESTOR or its designee to SERVICER. Such servicing receipt shall obligate SERVICER to return the related Mortgage documents to the INVESTOR when the need therefor by SERVICER no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon receipt of notice from SERVICER stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the INVESTOR to SERVICER.

         Section 2.18 Servicing Compensation. As compensation for its services hereunder, SERVICER shall be entitled to retain from the interest portion of the Monthly Payment actually collected by SERVICER for each Mortgage Loan the amounts provided for as SERVICER's Servicing Fees. Additional servicing compensation in the form of assumption fees, as provided in Section 2.16, and late payment charges, and such ancillary income associated with Servicing the Mortgage Loans (e.g., optional insurance, NSF charges) shall be retained by SERVICER to the extent not required to be deposited in the Custodial Account. SERVICER shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Servicing Agreement.

         Section 2.19 Escrow Analysis; Tax Reporting. SERVICER shall be responsible for providing each Mortgagor with an escrow analysis and IRS 1098 and 1099 forms (excluding 1099A and 1099C) for that portion of the year of 1997 which SERVICER serviced the Mortgage Loans and thereafter, in accordance with applicable laws and regulations.

         Section 2.20 Notification to INVESTOR of Material Change. SERVICER shall notify INVESTOR in writing no less than monthly of the following items as SERVICER becomes aware of such: (i) Mortgagor's material default under the terms of the Mortgage Loan Documents, (ii) the abandonment or change in occupancy of the Mortgaged Property, (iii) the sale, transfer or conveyance of all or any portion of the Mortgaged Property, (iv) the death of the Mortgagor, (v) the filing of any bankruptcy proceeding by or against the Mortgagor which results in the Mortgagor missing a Monthly Payment, and (vi) the material deterioration of or damage to the Mortgaged Property. SERVICER shall also provide INVESTOR within ten (10) Business Days of INVESTOR's demand, a report of the filing of any bankruptcy proceeding by or against the Mortgagor regardless of whether the Mortgage Loan is delinquent.

         Section 2.21 Payment of FHA and VA Fees. SERVICER shall be responsible for the collection and payment of any applicable FHA Insurance Premiums or VA Fees in compliance with all FHA and VA contracts.

                                    ARTICLE THREE
                                 ____________________

                                Provisions of Payments
                             and Reports to the INVESTOR

         This Section of the Servicing Agreement outlines the procedures used by SERVICER in connection with the distribution to INVESTOR of amounts held by SERVICER in the Custodial Account and in connection with SERVICER's provision of reports to INVESTOR with respect to such distributions and the Mortgage Loans.

         Section 3.1 Distributions. On each Remittance Date, SERVICER shall distribute to the INVESTOR all amounts credited to the Custodial Account as of the close of business on the Cutoff Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 2.5. Notwithstanding the foregoing, SERVICER shall distribute to INVESTOR from the Custodial Account any amounts attributable to Principal Prepayments which are sufficient to pay a Mortgage Loan in full received within five (5) Business Days after receipt by SERVICER. In the event such amounts are not timely distributed to INVESTOR and such delay was directly attributable to the SERVICER, SERVICER shall pay on demand to INVESTOR a late charge of 8% per annum on the late payment amount.

         Section 3.2 Statements to the INVESTOR; Books and Records. Not later than five (5) Business Days after each Cutoff Date, SERVICER will furnish to the INVESTOR via hard copy and any electronic medium a monthly
report in the form of Addendum 1 hereto.   SERVICER shall maintain a complete
set of books and records as to all the Mortgage Loans serviced pursuant hereto, including, but not limited to, a record of each receipt and each disbursement and shall retain such records for the period of time required by applicable law.

         SERVICER shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the INVESTOR pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, SERVICER shall provide the INVESTOR with such information concerning the Mortgage Loans as is necessary for the INVESTOR to prepare its federal income tax return as the INVESTOR may reasonably request from time to time.

         Section 3.3    Intentionally Omitted

         Section 3.4 Annual Statement as to Compliance. SERVICER will deliver to the INVESTOR on or before March 31st of each year, beginning in the year following the Closing Date, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of SERVICER during the preceding calendar year and of performance under this Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review,

SERVICER has fulfilled all of its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. SERVICER to provide by March 31st of each year a certification of the accounting of the balances in each Escrow and Custodial Account together with an Officer Certificate that all disbursements were made for proper purposes consistent with the terms hereof, that all payments required to be made hereunder have been made and specifically notify all exceptions to the above, if any.

         Section 3.5 Annual Independent Certified Public Accountants' Servicing Report. On or before March 31st of each year beginning in the year following the Closing Date, SERVICER at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the INVESTOR to the effect that such firm has examined certain documents and records relating to SERVICER's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to this Servicing Agreement or servicing agreements substantially similar to this Servicing Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that SERVICER's servicing has been conducted in compliance with this Servicing Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 3.6 INVESTOR's Right to Examine Company Records. The INVESTOR shall have the right to examine and audit upon reasonable notice to SERVICER, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of SERVICER, or held by another for SERVICER or on its behalf or otherwise, which relates to the performance or observance by SERVICER of the terms, covenants or conditions of this Servicing Agreement.

         SERVICER shall provide to the INVESTOR and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the INVESTOR, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of SERVICER which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of SERVICER, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

         Section 3.7 SERVICER Shall Provide Information as Reasonably Required. SERVICER shall furnish to the INVESTOR, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the INVESTOR, or otherwise in respect to the Mortgage Loans and the performance of SERVICER under this Servicing Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the INVESTOR and the Federal Home Loan Bank of San Francisco, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the INVESTOR may reasonably request in relation to the performance of SERVICER under this Servicing Agreement. SERVICER agrees to execute and deliver all such instruments and take all such action as the INVESTOR, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Servicing Agreement; provided, that INVESTOR shall reimburse SERVICER for third party costs actually incurred by SERVICER in complying with such INVESTOR request.

         Section 3.8 Financial Statements. SERVICER hereby agrees to provide INVESTOR with audited financial statements of SERVICER and SERVICER's parent company annually and promptly upon such statements being made available. SERVICER hereby authorizes the INVESTOR, in connection with a sale of the Mortgage Loans which shall be subject to Article Seven, to make available to prospective purchasers audited financial statements of SERVICER and its parent company prepared by or at the request of SERVICER for the most recently completed three (3) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Alternatively, if SERVICER does not itself have a Consolidated Statement of Operations or a Consolidated Statement of Condition, but is a subsidiary of a parent company which does have such statements, SERVICER will make available to the INVESTOR a Consolidated Statement of Operations and Consolidated Statement of Condition of the parent company, which set forth a consolidating statement of the financial condition of SERVICER. SERVICER will also make available to the INVESTOR any comparable interim statements to the extent any such statements have been prepared by SERVICER or its parent, as the case may be (and are available to its stockholders or the public at large). SERVICER, if it has not already done so, agrees to promptly furnish upon request to the INVESTOR copies of the statements specified above.

         SERVICER also agrees to make available upon reasonable notice and during normal business hours to any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting, directly or indirectly, SERVICER's ability to perform under this Servicing Agreement and to permit any prospective purchaser upon reasonable notice and during normal business hours to inspect SERVICER's servicing facilities for the purpose of satisfying such prospective purchaser that SERVICER has the ability to service the Mortgage Loans in accordance with the terms of this Servicing Agreement.

                                     ARTICLE FOUR
                                 ____________________

                                Covenants by SERVICER

         This section of the Servicing Agreement specifies certain covenants that are made by SERVICER in connection with the purchase of the Servicing pursuant to the Sale Agreement and the servicing of Mortgage Loans pursuant to this Servicing Agreement.

         Section 4.1 Additional Indemnification by SERVICER; Third Party Claims. SERVICER shall indemnify and hold harmless INVESTOR and its parent, subsidiaries, officers, directors, affiliates, employees and agents (collectively, "INVESTOR Affiliates")against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the INVESTOR and/or INVESTOR'S Affiliates may sustain in any way related to the failure of SERVICER to perform its duties and service the Mortgage Loans in compliance with the terms of this Servicing Agreement. SERVICER and the INVESTOR shall immediately notify the other if a claim is made upon such party by a third party with respect to this Servicing Agreement or the Mortgage Loans. Upon the prior written consent of INVESTOR, which consent shall not be unreasonably withheld, SERVICER shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any settlement, judgment or decree which may be entered against it or the INVESTOR and/or INVESTOR's Affiliates in respect of such claim provided that if any such settlement, judgment or decree provides for other than the payment of money SERVICER shall obtain INVESTOR's prior written consent prior to satisfying any such settlement, judgment or decree. The INVESTOR promptly shall reimburse SERVICER for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to SERVICER's indemnification pursuant to the Sale Agreement or this Servicing Agreement; or the failure of SERVICER to service and administer the Mortgage Loans in compliance with the terms of this Servicing Agreement.

         Section 4.2 Merger or Consolidation of SERVICER. SERVICER will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Servicing Agreement, or any of the Mortgage Loans and to perform its duties under this Servicing Agreement.

         Any Person into which SERVICER may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which SERVICER shall be a party, or any Person succeeding to the business of SERVICER, shall be the successor of SERVICER hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the INVESTOR, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 6.4 with respect to the qualifications of a successor to SERVICER.

         Section 4.3 Limitation on Liability of SERVICER and Others. Neither SERVICER nor any of the officers, employees or agents of SERVICER shall be under any liability to the INVESTOR for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect SERVICER or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Servicing Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Servicing Agreement. SERVICER and any officer, employee or agent of SERVICER may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. SERVICER shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that SERVICER may, with the consent of the INVESTOR, undertake any such action which it may deem necessary or desirable in respect to this Servicing Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the INVESTOR will be liable, SERVICER shall be entitled to be reimbursed therefor from the INVESTOR upon written demand except if such action arises from SERVICER's breach of this Servicing Agreement or the Sale Agreement or if SERVICER is obligated to indemnify INVESTOR pursuant to
Section 4.1 hereof.

         Section 4.4 SERVICER Not to Resign. SERVICER shall not assign this Servicing Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of SERVICER and the INVESTOR or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by SERVICER. Any such determination permitting the resignation of SERVICER shall be evidenced by an Opinion of Counsel to such effect delivered to the INVESTOR which Opinion of Counsel shall be in form and substance acceptable to the INVESTOR. No such resignation shall become effective until a successor shall have assumed SERVICER's responsibilities and obligations hereunder in the manner provided in Section 5.4.

         Section 4.5 No Transfer of Servicing. SERVICER acknowledges that INVESTOR is acting in reliance upon SERVICER's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, SERVICER shall not either assign this Servicing Agreement or the Servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets which result in the sale of Servicing, without the prior written approval of the INVESTOR, which consent may not be unreasonably withheld.

                                     ARTICLE FIVE
                                 ____________________

                         Termination of SERVICER as Servicer

         This section of the Servicing Agreement specifies the terms and conditions pursuant to which SERVICER may be terminated as the servicer of the Mortgage Loans.

         Section 5.1    Termination Due to an Event of Default.

         (a) In case one or more of the following Events of Default by SERVICER shall occur and be continuing:

              (i) any failure by SERVICER to remit to the INVESTOR any payment required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to SERVICER by the INVESTOR; or

              (ii) failure on the part of SERVICER duly to observe or perform in any material respect any other of the covenants or agreements on the part of SERVICER set forth in this Servicing Agreement, if any, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to SERVICER by the INVESTOR or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against SERVICER and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

              (iv) SERVICER shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to SERVICER or of or relating to all or substantially all of its property; or

              (v) SERVICER shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied in the time provided above, the INVESTOR, by notice in writing to SERVICER may without any Termination Fee payable, in addition to whatever rights the INVESTOR may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of SERVICER under this Servicing Agreement and in and to the Servicing, the Mortgage Loans and the proceeds thereof. On or after the receipt by SERVICER of such written notice, all authority and power of SERVICER under this Servicing Agreement, whether with respect to the Servicing, the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 5.4. Upon written request from the INVESTOR, SERVICER shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at SERVICER's sole expense. SERVICER agrees to fully cooperate with the INVESTOR and such successor in effecting the termination of SERVICER's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by SERVICER to the Custodial Account, or Escrow Account or thereafter received with respect to the Mortgage Loans.

         (b) The INVESTOR may waive any default by SERVICER in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         (c) In the event of such termination by INVESTOR due to an Event of Default, provided that SERVICER has (i) delivered to INVESTOR all funds due INVESTOR under this Servicing Agreement, whether or not such funds have been deposited into the Custodial Account, (ii) delivered to INVESTOR the Escrow Account for each Mortgage Loan and any Escrow Payments made by a Mortgagor but not yet deposited into the Escrow Account, (iii) complied with the last paragraph of Section 5.1(a), including, without limitation, delivery to INVESTOR or such successor servicer of all Mortgage Files, Servicing Files and other documentation and information as is necessary to enable INVESTOR or such successor servicer to service the Mortgage Loans consistent with prudent mortgage banking practices, and (iv) complied with SERVICER's contractual obligations under Section 4.1 above; then and only then, INVESTOR shall reimburse SERVICER for any unreimbursed Servicing Advances which (x) were actually advanced by SERVICER in accordance with the terms of this Servicing Agreement (excluding any late charges or penalities incurred due to SERVICER's failure to timely pay any bill payable by SERVICER under this Servicing Agreement) and (y) as of the date thirty (30) days after such termination remain unreimbursed to SERVICER.

         Section 5.2 Termination Without Cause. The INVESTOR may, at its sole option, terminate any rights SERVICER may have hereunder, without cause, upon written notice. Any such notice of termination shall be in writing and delivered to SERVICER as provided in Section 6.1 of this Servicing Agreement. In the event of such termination, SERVICER shall be entitled to (i) a Termination Fee and (ii) payment for unreimbursed Servicing Advances payable to SERVICER pursuant to this Agreement, which shall be paid to SERVICER within five Business Days of the transfer of the Servicing from SERVICER to the successor appointed pursuant to Section 5.4.

         Section 5.3 Termination. The respective obligations and responsibilities of SERVICER shall terminate with respect to the Mortgage Loans upon the first to occur of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the remittance of all funds due hereunder, (ii) by mutual consent of SERVICER and the INVESTOR in writing or (iii) in accordance with Sections 5.1 and 5.2 above.

         Section 5.4 Successor to SERVICER. Upon the termination of SERVICER's responsibilities and duties under this Servicing Agreement pursuant to Subsection 4.4, 5.1, 5.2 or 5.3 INVESTOR shall (i) succeed to and assume all of SERVICER's responsibilities, rights, duties and obligations under this Servicing Agreement with respect to the Mortgage Loans, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of SERVICER under this Servicing Agreement upon to the termination of SERVICER's responsibilities, duties and liabilities under this Servicing Agreement. In the event that SERVICER's duties, responsibilities and liabilities under this Servicing Agreement should be terminated pursuant to the aforementioned Sections, SERVICER shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Servicing Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of SERVICER pursuant to the aforementioned Sections shall in no event relieve SERVICER of the representations and warranties made pursuant to the Sale Agreement or SERVICER's indemnification obligations thereunder or hereunder, it being understood and agreed that the provisions of the Sale Agreement shall be applicable to SERVICER notwithstanding any such resignation or termination of SERVICER as servicer of the Mortgage Loans and such indemnification provisions shall survive the termination of SERVICER's responsibilities and duties hereunder.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to SERVICER and to the INVESTOR an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of SERVICER, with like effect as if originally named as a party to this Servicing Agreement. Any termination of SERVICER as servicer of the Mortgage Loans pursuant to Section 4.4, 5.1, 5.2, or 5.3 shall not affect any claims that the INVESTOR may have against SERVICER arising prior to any such termination or resignation.

         SERVICER shall timely deliver to the successor the funds in the Custodial Account, and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and SERVICER shall account for all funds. SERVICER shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of SERVICER. SERVICER shall notify all interested parties including, but not limited to, the Mortgagor, mortgage insurance companies, tax authorities, and hazard insurance companies of the transfer of the servicing of the Mortgage Loans to the successor servicer. The successor shall be required to make arrangements at the time of transfer of the servicing responsibilities to the successor servicer to reimburse SERVICER for amounts SERVICER actually expended pursuant to this Servicing Agreement (provided that SERVICER shall provide the successor servicer with written evidence of such amounts) which the successor is entitled to retain hereunder and which would otherwise have been recovered by SERVICER pursuant to this Servicing Agreement but for the appointment of the successor servicer. Upon a successor's acceptance of appointment as such, SERVICER shall notify by mail the INVESTOR of such appointment.

                                     ARTICLE SIX
                                 ____________________

                                    Miscellaneous

         Section 6.1 Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

              (i)  if to SERVICER:

                   TEMPLE-INLAND Mortgage Corporation
                   301 Congress
                   Austin, Texas  78701
                   Attn:  Richard Magel

              (ii) if to INVESTOR:
                   SOUTHERN CALIFORNIA FEDERAL SAVINGS AND LOAN ASSOCIATION 5900 Wilshire Boulevard
                   Los Angeles, CA  90036

                   Attn:  J. Michael Holmes, CFO and
                   Attn:  Doreen J. Blauschild, General Counsel

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 6.2 Addenda. The addenda to this Servicing Agreement are hereby incorporated and made a part hereof and are an integral part of this Servicing Agreement.

         Section 6.3 General Interpretive Principles. For purposes of this Servicing Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         a. the terms defined in this Servicing Agreement have the meanings assigned to them in this Servicing Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         b. accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         c. references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Servicing Agreement;

         d.   reference to a Subsection without further reference to a
              Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         e. the words "herein," "hereof," "hereunder" and other words of similar import refer to this Servicing Agreement as a whole and not to any particular provision; and

         f. the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 6.4 Further Agreements. SERVICER shall execute and deliver to the INVESTOR and the INVESTOR shall be required to execute and deliver to SERVICER such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Servicing Agreement.

         Section 6.5 Conflicts with Sale Agreement . Except as otherwise expressly set forth herein, in the event of any conflict or ambiguity between the terms and provisions of the Servicing Agreement and the Sale Agreement, the Servicing Agreement shall control and be binding upon SERVICER and the INVESTOR.

         Section 6.6  Successors and Assigns. Subject to the provisions of
Section 5.4 hereof, SERVICER may not assign its rights or delegate substantially all of its obligations hereunder without the prior written consent of INVESTOR, which consent shall not be unreasonably withheld. In any event, this Servicing Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Servicing Agreement.

         Section 6.7 Entire Agreement; No Waiver. This Servicing Agreement and the Sale Agreement contain all of the covenants, conditions and agreements between the INVESTOR and SERVICER relating to the subject matter hereof and shall supersede all prior correspondence, agreements and understandings, both oral and written. No addition or modification of any term of provision shall be effective unless set forth in writing and signed by both INVESTOR and SERVICER. Any waiver, permission, consent or approval of any kind by INVESTOR or SERVICER of any right or condition hereunder, shall not be effective against the party purporting to give such waiver, permission, consent or approval unless the same is made or given in writing and signed by the party bound thereby, and shall only apply to the extent described in such writing.

         Section 6.8 Attorneys' Fees. In the event of any litigation regarding the rights and obligations of the parties under this Servicing Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

         Section 6.9 Mutual Representation and Warranty; Authority of Parties. Each party to this Servicing Agreement hereby represents and warrants to the other party that this Servicing Agreement has been or shall be duly authorized, executed and delivered by such party. Each person executing this Servicing Agreement on behalf of a party to this Servicing Agreement represents and warrants that he or she has authority to execute this Servicing Agreement on behalf of such party. Each party to this Servicing Agreement represents and warrants to the other party that such party (if a corporation or partnership) is duly organized and validly existing. SERVICER represents and warrants to INVESTOR that SERVICER is qualified to do business in all states in which qualification is required for SERVICER to perform its obligations hereunder.

         Section 6.10 Counterparts. This Servicing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         Section 6.11 Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                    ARTICLE SEVEN
                                 ____________________

                                SALE OF MORTGAGE LOANS

         Nothing contained in this Agreement or the Sale Agreement shall preclude INVESTOR from selling the Mortgage Loans to one or more investors and INVESTOR shall have the right to sell all or a portion of the Mortgage Loans to one or more investors without the consent of SERVICER; provided, however, that (i) if such sale is on a servicing retained basis, then INVESTOR shall obtain SERVICER's prior written consent, which consent shall not be unreasonably withheld, if such sale is to more than three (3) investors or would result in materially increasing the reporting, notification and/or payment obligations of SERVICER as servicer of the Mortgage Loans, and (ii) if such sale is on a servicing released basis, then INVESTOR shall terminate this Agreement and SERVICER's rights hereunder in accordance with Section 5.2 above with respect to the Mortgage Loans being sold by INVESTOR on a servicing released basis only and pay to SERVICER the Termination Fee with respect to such Mortgage Loans being sold servicing released; provided, however, that for purposes of subparagraph (ii) only, the Termination Fee shall be the then applicable Termination Fee Percentage at the time of such Mortgage Loan sale with servicing released times the unpaid principal balance of such Mortgage Loans plus $50.00 for each of such Mortgage Loan.

    IN WITNESS WHEREOF, the INVESTOR and SERVICER have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  SOUTHERN CALIFORNIA FEDERAL SAVINGS
                                   AND LOAN ASSOCIATION

                                  By:
                                      --------------------------------

                                  Name:

                                  Title:

                                  By:
                                      --------------------------------

                                  Name:

                                  Title:

                                  TEMPLE-INLAND MORTGAGE CORPORATION

                                  By:
                                      ---------------------------------

                                  Name:

                                  Title:

                                  By:
                                      ---------------------------------

                                  Name:

                                  Title:

                                      ADDENDUM 1

                         FORM OF INVESTOR'S REMITTANCE REPORT
                                      (attached)

By virtue of the undersigned initials INVESTOR and SERVICER accept this Exhibit to the Loan Servicing Agreement by and between Southern California Federal Savings and Loan Association and Temple-Inland Mortgage Corporation dated as of March 31, 1997.

INVESTOR _____________________________

SERVICER _____________________________

                                      ADDENDUM 2

                                MORTGAGE LOAN SCHEDULE
                                      (attached)

                        FORWARD PRODUCTION SERVICING
                        PURCHASE AND SALE AGREEMENT

    THIS FORWARD PRODUCTION SERVICING PURCHASE AND SALE AGREEMENT (the "Forward
Agreement") is dated as of the        day of July, 1997, by and between
Temple-Inland Mortgage Corporation, a Nevada Corporation with offices located at 1300 South MoPac Expressway, Austin, Texas 78746 (the "Purchaser") and People's Bank of California, formerly known as Southern California Federal Savings and Loan Association, a federal savings bank with offices located at 5900 Wilshire Boulevard, 16th Floor, Los Angeles, California 90036 (the "Seller").

                                      WITNESSETH

    WHEREAS, Purchaser and Seller entered into the Bulk Agreement (as later defined) wherein Purchaser purchased from Seller and Seller sold to Purchaser the servicing rights associated with Mortgage Loans serviced by Seller as of December 18, 1996 and described in Exhibit AA attached to the Bulk Agreement; and

    WHEREAS, Purchaser and Seller entered into the Servicing Agreement (as later defined) wherein as of June 1, 1997, Purchaser shall service Mortgage Loans owned by Seller; and

    WHEREAS, the Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the servicing rights associated with (i) Mortgage Loans owned by Seller and closed and funded by Seller after December 18, 1996 and (ii) Mortgage Loans owned by Seller prior to December 18, 1996 which were serviced by others and for which Seller has acquired the servicing rights subsequent to December 18, 1996(collectively, the "Forward Servicing"); and

    WHEREAS, Purchaser and Seller intend that except as provided herein, the purchase, sale and delivery of the Forward Servicing shall be governed by the terms and conditions contained in the Bulk Agreement and the Servicing Agreement;

    NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, each party intending to be legally bound hereby does promise, covenant and agree, as follows:


                               ARTICLE I - DEFINITIONS

Except as hereinafter defined, all defined terms used in this Forward Agreement shall have the meanings ascribed to them in the Bulk Agreement or the Servicing Agreement.

1.1 "Bulk Agreement": That Mortgage Servicing Purchase and Sale Agreement dated as of March 31, 1997, wherein Purchaser purchased from Seller and Seller sold to

Purchaser the Servicing associated with Mortgage Loans serviced by Seller as of December 18, 1996 and described in Exhibit AA attached to the Bulk Agreement

1.2 "Loan Type Purchase Price Percentage":

    A. For Fixed Rate and Balloon Mortgage Loans, the Loan Type Purchase Price Percentage will equal four and one-half (4.5) times the annual Servicing Fee Rate set forth in the Servicing Agreement for such Mortgage Loans.

    B. For Adjustable Rate Mortgage Loans, the Loan Type Purchase Price Percentage will equal two and one-half (2.5) times the annual Servicing Fee Rate set forth in the Servicing Agreement for such Mortgage Loans.

    C. For SBO Mortgage Loans only, Seller and Purchaser shall prior to the Sale Date for any SBO Mortgage Loan agree to the Loan Type Purchase Price Percentage for each SBO Mortgage Loan as reflected on the applicable Sale Schedules.

1.3 "Mortgage Loan": Single Family mortgage or deed of trust loans either (i) owned by Seller and closed and funded by Seller after December 18, 1996 or (ii) owned by Seller prior to December 18, 1996, and serviced by others and for which Seller has acquired the servicing rights subsequent to December 18, 1996 ("SBO Mortgage Loan").

1.4 "Purchase Price ": An amount equal to the Loan Type Purchase Price Percentage times the aggregate unpaid principal balance of the Mortgage Loans aggregated by loan type and listed on the Mortgage Schedule as of each Sale Date.

1.5 "Sale Date": The Sale Date will occur monthly, on the last Business Day of the month beginning July 31, 1997, and will be effective with respect to all Mortgage Loans listed on the Sale Schedule pursuant to this Forward Agreement.

1.6 "Sale Schedules": The Forward Servicing Schedule, the Mortgage Schedule, and the Purchase Price Calculation Schedule similar in all material respects to the forms in Exhibit "A" attached hereto.

1.7 "Servicing Agreement": That Loan Servicing Agreement dated as of March 31, 1997, by and between Seller and Purchaser whereby as of June 1, 1997, Purchaser commenced servicing Mortgage Loans owned by Seller.

1.8 "Transfer Date": (a) The first Transfer Date will occur on August 1, 1997, and will be effective with respect to all Mortgage Loans for which Servicing has been sold by Seller and purchased by Purchaser pursuant to this Forward Agreement through the first Sale Date (July 31, 1997) (b) Subsequent to the first Transfer Date, Servicing for Mortgage Loans will be transferred from Seller to Purchaser as Seller closes such Mortgage Loans or acquires Servicing for such SBO Mortgage Loans on a flow basis. The Transfer Date for Servicing for each Mortgage Loan will be within ten Business Days of the Mortgage Loan's closing date or within twenty Business Days of the date Seller acquires the Servicing for a Mortgage Loan, as the case may be.

                                     ARTICLE II

                             SALE, PURCHASE AND TRANSFER
                                 OF FORWARD SERVICING

2.1 Delivery of Forward Servicing: Servicing for all Mortgage Loans owned by Seller and closed and funded by Seller or for which Seller acquired the Servicing from December 18, 1996, until May 31, 1997 shall be shipped to Purchaser in one "mini-bulk" shipment on the first Transfer Date (August 1, 1997). Servicing for all Mortgage Loans owned by Seller and closed and funded by Seller on or after June 1, 1997, or for which Seller acquired the Servicing on or after December 18, 1996, shall be shipped to Purchaser on a flow basis on each Transfer Date subsequent to the first Transfer Date.

2.2 Schedule of Mortgage Loans: At least ten days prior to a Sale Date, Seller shall provide Purchaser with the Sale Schedules. Within five Business Days of its receipt of the Sale Schedules, Purchaser shall notify Seller in writing of any discrepancies it finds in the Sale Schedules. If no written notification is given to Seller identifying discrepancies in the Sale Schedule, Purchaser shall be deemed to have approved the Sale Schedules.

2.3 Mortgage Loan Parameters: The Mortgage Loans (other than SBO Mortgage Loans) delivered to Purchaser pursuant to this Forward Agreement shall on each Sale Date have the following parameters:

    -    Aggregate Average Unpaid
         Principal Balance                  $150,000 or greater

    -    Aggregate Weighted Average
         Remaining Term                     300 months or greater

    -    Aggregate Weighted Average
         Interest Rate                      current market interest rates for
                                            similar type loans in the
                                            geographical area where the
                                            secured property is located

2.4 Payment of Purchase Price: Purchaser shall pay to Seller on each Sale Date one hundred percent (100%) of the Purchase Price for each Mortgage Loan purchased on such Sale Date less $300 for each Mortgage Loan purchased on such Sale Date ("Holdback Amount"). Purchaser shall pay to Seller the Holdback

Amount for each Mortgage Loan at such time as Seller has delivered to Purchaser all of the Mortgage Loan Documents for such Mortgage Loan.

                             ARTICLE III - MISCELLANEOUS

3.1 Term of Agreement: This Forward Agreement shall terminate upon sixty (60) days prior written notice given by either party to the other party.


3.2 Incorporation of Bulk Agreement and Servicing Agreement: Except as otherwise provided for herein, the purchase, sale and delivery of the Forward Servicing shall be governed by the terms and conditions contained in the Bulk Agreement and the Servicing Agreement including, but not limited to, the purchase price payment obligations of the Purchaser and the servicing delivery obligations of the Seller together with the representations and warranties therein applicable to the Mortgage Loans sold pursuant to this Forward Agreement, which terms and conditions are incorporated herein by this reference to the extent not inconsistent with the terms of this Forward Agreement.

IN WITNESS WHEREOF, each of the undersigned parties to this Forward Agreement has caused this Forward Agreement to be duly executed in its corporate name by its duly authorized officers as of the date first above written.

PURCHASER:

TEMPLE-INLAND MORTGAGE CORPORATION

By: ____________________________
    Richard K. Magel
    Senior Vice President

SELLER:

PEOPLE'S BANK OF CALIFORNIA

By: _____________________________
    Rudolf P. Guenzel
    President and CEO

By: _____________________________
    J. Michael Holmes
    Executive Vice President and
    Chief Financial Officer

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                                     Exhibit "A"
                                      (Attached)